UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.03 are incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Securities Purchase Agreement with Accredited Investor

On August 14, 2023, Legacy Education Alliance, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company issued to the Investor a Convertible Promissory Note having a principal amount of $50,000 (the “Note”) and a Common Stock Purchase Warrant (the “SPA Warrant”) to purchase up to a certain amount of shares of the Company’s common stock (subject to certain conditions set forth in the Purchase Agreement). Pursuant to the Purchase Agreement, the Company granted the Investor the right to have the Company register the resale of the Common Stock underlying the Note and SPA Warrant with the Securities and Exchange Commission.

As of the date of this Current Report on Form 8-K, $25,000 of the full principal amount has been tendered by the Investor to the Company. The parties anticipate the amount outstanding will be tendered to the Company within the coming weeks (“Outstanding Consideration”). Until the Company receives the Outstanding Consideration, the Investor shall not have a right to receive the full benefit under the Note to the extent of such unpaid amount.

The Company intends to use the net proceeds from the transaction for general corporate purposes and working capital.

The maturity date of the Note is twelve (12) months from the issue date, with the option to extend for up to six (6) months in the sole discretion of the Company upon prior written notice to the Investor and is the date upon which the principal and interest shall be due and payable. The Note bears interest at a fixed rate of 8% per annum. Any overdue accrued and unpaid interest shall entail a late fee at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted by applicable law, which shall accrue daily from the date such interest is due through and including the date of actual payment in full.

The then outstanding and unpaid principal and interest under the Note shall be converted into shares of Company common stock on the Mandatory Conversion Date (as defined in the Note). Pursuant to the terms of the Note, the conversion price is equal to the lesser of: (i) $0.20 per share; or (ii) a 20% discount to the VWAP for the ten (10) trading day period ending on the last complete trading day prior to the Mandatory Conversion Date. The Note is subject to a beneficial ownership limitation of 4.99%.

Upon the occurrence of an Event of Default (as defined in the Note), the Note will become immediately due and payable and the Company shall pay the Investor in full satisfaction of the principal, Default Amount (as defined in the Note), and all related costs associated with collection.

The SPA Warrant entitles the Investor to purchase up to such number of shares of the Company’s common stock, and at an exercise price determined at the time of the Uplist Offering (as defined in the Purchase Agreement), subject to the limitations and conditions set forth in the Purchase Agreement and SPA Warrant, respectively.

The foregoing descriptions of the Purchase Agreement, Note, and SPA Warrant, do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Note, and SPA Warrant, forms of which are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Loan from ABCImpact I, LLC

On August 30, 2023, Legacy Education Alliance, Inc. (the “Company”) borrowed an aggregate of $130,000 (collectively, the “Loan”) from ABCImpact I, LLC, a Delaware limited liability company (the “Lender”), evidenced by one or more 10% Convertible Debentures (the “Debentures”). Pursuant to the Debentures, the Lender has the option to loan up to an additional $2,554,500 to the Company.

The Lender is an entity in which an affiliate of Barry Kostiner, the Company’s Chief Executive Officer and sole director, has a non-controlling passive interest. The Lender previously loaned an aggregate of $2,120,500 to the Company pursuant to convertible debentures substantially similar to the Debentures.

The maturity date of each Debenture is the earlier of 12 months from the issue date and the date of a Liquidity Event (as defined in the Debentures), and is the date upon which the principal and interest shall be due and payable. The Debentures bear interest at a fixed rate of 10% per annum. Any overdue accrued and unpaid interest shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, which shall accrue daily from the date such interest is due through and including the date of actual payment in full.

The Company intends to use the net proceeds from the Loan for general corporate purposes and working capital.

The then outstanding and unpaid principal and interest under each Debenture shall be converted into shares of Company common stock and an equal number of common stock purchase warrants (the “Warrant”) at the option of the Lender, at a conversion price per share of $0.05, subject to adjustment (including pursuant to certain dilutive issuances) pursuant to the terms of the Debenture. The Debentures are subject to a beneficial ownership limitation of 4.99% (or 9.99% in the Lender’s discretion).

The Company may not prepay the Debentures without the prior written consent of the Lender.

The Debentures contain customary events of default for transactions such as the Loan. If any event of default occurs, the outstanding principal amount under the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing through the date of acceleration, shall become, at the Lender’s election, immediately due and payable in cash at the Mandatory Default Amount. “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest, divided by the conversion price on the date the Mandatory Default Amount is either (A) demanded or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the VWAP (as defined in the Debenture) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of the Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.

The Warrant has an exercise price per share of $0.05, subject to adjustment (including pursuant to certain dilutive issuances) pursuant to the terms of the Warrant. The exercise period of the Warrant is for five years from the issue date.

The exercise of the Warrant is subject to a beneficial ownership limitation of 4.99% (or 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise.

The shares underlying the Debenture and the Warrants have “piggy-back” registration rights afforded to them.

The foregoing is a brief description of the Debenture and the Warrant, and is qualified in its entirety by reference to the full text of the Debentures and the Warrant, forms of which are included as Exhibit 10.4 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

Reference is made to the disclosures set forth under Item 2.03 above, which are incorporated herein by reference.

On August 31, 2023, the Company issued 1,065,000 shares of its common stock to various consultants as consideration for services in lieu of cash compensation (“Consultant Grants”).

The issuances of the Note, SPA Warrant, Debenture, Warrant, and Consultant Grants were, and, upon conversion of the Note and Debenture and exercise of the SPA Warrant and Warrant into shares of common stock, will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the Note, SPA Warrant, Debenture, Warrant, and Consultant Grants were deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Item 4.01. Changes in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On August 28, 2023, the Company received a letter from the Securities and Exchange Commission informing the Company that the Public Company Accounting Oversight Board (the “PCAOB”) revoked the registration of RAM Associates & Company LLC (“RAM”), the Company’s independent registered public accounting firm. In connection with the PCAOB’s determination to revoke RAM’s registration, the Company’s Board of Directors (the “Board”) formally dismissed RAM as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of RAM on the Company’s financial statements for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through the date of RAM’s dismissal, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with RAM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RAM, would have caused RAM to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years, and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company provided a copy of this disclosure to RAM, and requested that RAM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree.

The Company has not yet identified a replacement auditor and will file a separate Current Report on Form 8-K once it has identified and appointed a new independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Note
10.3	Form of SPA Warrant
10.4	Form of Convertible Debenture, with Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: August 31, 2023	By:	/s/ Barry Kostiner
	Name:	Barry Kostiner
	Title:	Chief Executive Officer